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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                        PETROCORP INCORPORATED
            (Exact name of registrant as specified in its charter)


                 TEXAS                                  76-0380430
(State of incorporation of organization)  (I.R.S. Employer Identification No.)

     16800 GREENSPOINT PARK DRIVE
        SUITE 300, NORTH ATRIUM
            HOUSTON, TEXAS                          77060-2391
(Address of principal executive offices)            (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


          Title of each class               Name of each exchange on which
           To be registered                 Each class is to be registered

  Common Stock, par value $.01 per share        American Stock Exchange


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
None.

Securities to be registered pursuant to Section 12(g) of the Act:  None.




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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The Description of Capital Stock contained in Amendment No. 4 of the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 28, 1993, is hereby incorporated by reference.

ITEM 2.  EXHIBITS.

1. The Company's annual report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission, is hereby incorporated by reference.

2. The Company's definitive proxy statement relating to the Annual Meeting of Stockholders on May 7, 1998, is hereby incorporated by reference.

3. Amended and Restated Articles of Incorporation of PetroCorp Incorporated. Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration No. 33-36972) initially filed with the Securities and Exchange Commission on August 26, 1993).

4. Amended and Restated Bylaws of PetroCorp Incorporated. Incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996.

5. Specimen certificate for shares of Common Stock.



                                   SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                             PETROCORP INCORPORATED
                                  (REGISTRANT)


  By:    /s/ W. Neil McBean
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      W. Neil McBean
      President and Chief Executive Officer